FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRIANGLE CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	06-1798488

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

3600 Glenwood Avenue, Suite 104 Raleigh, NC	27612

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-138418
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered
     The description of the Common Stock to be registered hereunder contained in the section entitled “Description of Capital Stock,” in the Prospectus included in the Registrant’s Form N-2 Registration Statement (File No 333—138418), filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2006, is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.
Item 2. Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
(a)(1)**	Articles of Incorporation of the Registrant
(a)(2)*	Form of Amended and Restated Articles of Incorporation of the Registrant
(b)*	Form of Bylaws of the Registrant
(d)*	Form of Stock Certificate
(e)*	Dividend Reinvestment Plan
  * To be filed by amendment.
** Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form N-2 (Reg. No 333-138418) filed on November 3, 2006.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
DATED: November 3, 2006

TRIANGLE CAPITAL CORPORATION
/s/ Garland S. Tucker, III
By: Garland S. Tucker, III
President, Chief Executive Officer & Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit Number	Description
(a)(1)**	Articles of Incorporation of the Registrant
(a)(2)*	Form of Amended and Restated Articles of Incorporation of the Registrant
(b)*	Form of Bylaws of the Registrant
(d)*	Form of Stock Certificate
(e)*	Dividend Reinvestment Plan
  * To be filed by amendment.
** Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form N-2 (Reg. No 333—138418) filed on November 3, 2006.